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EXHBIT 99.4(k)

Premium Tax Endorsement (Form 0819-KA87)
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                                                                 EXHIBIT 99.4(k)

FIRST CAPITAL LIFE
INSURANCE COMPANY


PREMIUM TAX ENDORSEMENT

This endorsement becomes a part of the contract to which it is attached.

The Premium Tax subsection of the GENERAL TERMS section is deleted in its entirety.

Signed for the Company at La Jolla, California.


     /s/ ANDREW L. LOEB             /s/ FRED A. BUCK
     Secretary                      President


0819-KA87